UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

CHINANET ONLINE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6

Yu Quan Hui Gu Tuspark, Haidian District

Beijing, PRC 100195

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on August 2, 2016

TO THE SHAREHOLDERS OF CHINANET ONLINE HOLDINGS, INC.:

The Annual Meeting of the shareholders of ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”), will be held on August 2, 2016, at 10:00 a.m. local time, at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195, for the following purposes:

1.	To elect six directors;
2.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP, as the Company’s independent accountants, for the fiscal year ending December 31, 2016;
3.	To approve a reverse split of the Company’s common stock, par value $0.001 (the “Common Stock”) on the basis of one (1) share for every two (2) to eight (8) outstanding shares of Common Stock, subject to the discretion of the Board of Directors, so that two (2) to eight (8) outstanding shares of Common Stock before the reverse stock split shall represent one (1) share of Common Stock after the reverse stock split; and
4.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng Chairman of the Board, Chief Executive Officer and President

Dated: July 1, 2016

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting

To Be Held on August 2, 2016

The Proxy Statement and the Company’s 2015 annual report to Shareholders are available at the Company’s website, www.chinanet-online.com.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting, vote a subsequent proxy, or vote in person at the Annual Meeting.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors or with respect to executive compensation, unless you direct the nominee holder how to vote, by marking your proxy card.

CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6

Yu Quan Hui Gu Tuspark, Haidian District

Beijing, PRC 100195

PROXY STATEMENT

for

Annual Meeting of Shareholders

to be held on August 2, 2016

PROXY SOLICITATION

ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”) is soliciting proxies on behalf of the Board of Directors (the “Board”) in connection with the annual meeting of shareholders on August 2, 2016 and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to shareholders. Proxies also may be solicited through the mails or direct communication with certain shareholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

July 1, 2016 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of June 20, 2016, the record date for the meeting, the Company had outstanding 30,395,722 shares of common stock, par value $0.001 (the “Common Stock”) being the class of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided. The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion. You may revoke any proxy by notifying the Company in writing at the above address, ATTN: Secretary, or by voting a subsequent proxy or in person at the meeting.

Proposal One. Directors are elected by a plurality, and the nominees who receive the most votes will be elected. Proposal One is considered a "non-routine" matter under of The NASDAQ Stock Market, LLC ("NASDAQ") rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

Proposal Two. To be approved, the ratification of Marcum Bernstein & Pinchuk LLP, as the Company's independent accountants must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Two is considered a "routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Two as well as to vote their clients' shares where the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

Proposal Three. To be approved, the proposal regarding the Company's proposed reverse stock split must receive the affirmative vote of the majority of shares of Common Stock issued and outstanding on the record date. Proposal Three is considered a "non-routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Three or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast. As such, they will have the effect of a “NO” vote on Proposal Three.

Attending the Meeting

You may obtain directions to the meeting at www.chinanet-online.com or by writing to the Company at the above address, ATTN: Secretary. If you attend the meeting, you may vote there in person, regardless of whether you have voted by any of the other means mentioned in the preceding paragraph.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of June 20, 2016, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of Company’s Common Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

	Common Stock
Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Handong Cheng (3)(5)	9,662,505	31.64%
Zhige Zhang (3)(6)	7,514,662	24.71%
George Kai Chu (7)	2,150,977	7.06%
Ken Jenfeng Wu (8)	69,048	*
Zhiqing Chen (9)	160,000	*
Watanabe Mototake (10)	110,000	*
Douglas MacLellan (11)	80,000	*
Chang Qiu	-	-
All Directors and Executive Officers as a Group (8 persons)	12,307,280	39.90%
Rise King Investments Limited (3)(4)	7,439,912	24.48%
Xuanfu Liu (3)	7,439,912	24.48%

* Less than one percent.

(1) The address of each director and executive officer is c/o ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing PRC 100195.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of June 20, 2016, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed shareholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(3) Rise King Investments Limited (“Rise King”) is collectively owned by Handong Cheng, Xuanfu Liu and Zhige Zhang. As a result, Mr. Cheng, Mr. Liu and Mr. Zhang may be deemed to be beneficial owners of the shares of our common stock held by Rise King. Each of Mr. Cheng, Mr. Liu and Mr. Zhang disclaim such beneficial ownership, and nothing herein shall be deemed to be an admission that Mr. Cheng, Mr. Liu or Mr. Zhang is the beneficial owner of any such shares for any purpose. Information regarding this beneficial owner is furnished in reliance upon the Form 4, dated August 18, 2015.

(4) The business address of Rise King Investments Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D, dated July 6, 2009.

(5) Consists of (i) 7,439,912 shares of common stock owned by Rise King and which are deemed to be beneficially owned by Mr. Cheng; (ii) 2,079,920 shares of common stock owned directly by Mr. Cheng; and (iii) options to purchase up to 142,673 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

(6) Consists of (i) 7,439,912 shares of common stock of which are owned by Rise King and which are deemed to be beneficially owned by Mr. Zhang; (ii) 58,250 shares of common stock held directly by Mr. Zhang; and (iii) options to purchase up to 16,500 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

(7) Consists of (i) 2,073,870 shares of common stock and (ii) options to purchase up to 77,107 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

(8) Consists of (i) 54,048 shares of common stock and (ii) options to purchase up to 15,000 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

(9) Consists of (i) 100,000 shares of common stock and (ii) options to purchase up to 60,000 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

(10) Consists of (i) 50,000 shares of common stock and (ii) options to purchase up to 60,000 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

(11) Consists of options to purchase up to 80,000 shares of the Company’s common stock that are exercisable within 60 days from June 20, 2016.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons identified below for election as directors, to serve until the next annual meeting and until their successors have been elected and qualified, unless such directors resign or are terminated prior thereto. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since
Handong Cheng	45	Chairman of the Board, Chief Executive Officer and President	September 2007
George Kai Chu	40	Chief Operating Officer, Secretary and Director	June 2015
Watanabe Mototake	74	Independent Non-Executive Director	November 2009
Zhiqing Chen	43	Independent Non-Executive Director	November 2009
Douglas MacLellan	60	Independent Non-Executive Director	November 2009
Chang Qiu	52	Independent Non-Executive Director	December 2014

The business experience during at least the last five years of each of these individuals is as follows:

Handong Cheng, Chairman of the Board. Chief Executive Officer and President. Mr. Cheng has served as Chief Executive Officer of ChinaNet since September 2007. Prior to that role, from October 2003 to September 2007, Mr. Cheng acted as President of ChinaNet Online Advertising Limited. Mr. Cheng holds an EMBA degree from Guanghua School of Management at the Peking University, and a degree in economic law from the College of Law of Wuhan University.

George Kai Chu, Chief Operating Officer, Secretary and Director. Mr. Chu has been our Chief Operating Officer and Secretary since May 2010. From December 2007 to May 2010, Mr. Chu served as the Special Executive to the Chairman of Dachan Food (Asia) Ltd. in Beijing and also served at Dachan Food as the Head of the Beijing and Hubei Operations. From June 2007 to December 2007, Mr. Chu acted as Senior Business Advisor to the Chinese Aviation and Space Industry Development Association (CASIDA) in Taipei. From January 2005 to June 2007, Mr. Chu served as a Senior Vice President at the Royal Bank of Canada Financial Group, Asset Management in Vancouver, Toronto and New York. Mr. Chu has a joint major bachelor degree in accounting and management information systems from Simon Fraser University, an MBA degree from Harvard University and an EMBA degree from Guanghua School of Management at the Peking University.

Zhiqing Chen, Director. Mr. Chen has been a partner at Chen & Partners Law Firm since July 2010. From January 2002 to June 2010, Mr. Chen was a partner at Jin Mao P.R.C. Lawyers in Shanghai, a law firm specializing in corporate law, including foreign investments and mergers and acquisitions. Mr. Chen’s clients include local PRC enterprises as well as international corporations. Prior to joining the Company, Mr. Chen served as a non-management director for Shanghai Fumai Investment Management Co., Ltd., Shanghai Zhijinwu Investment Management Co., Ltd, and Shanghai Merciful Groups Co., Ltd. Mr. Chen received a bachelor’s degree in international law from East China University and an EMBA degree from Guanghua School of Management at the Peking University.

Watanabe Mototake, Director. Mr. Watanabe serves as a corporate advisor to SJI, Inc. (Jasdaq Market), a provider of computer and computer peripheral equipment and software merchant wholesaler, and has served in several capacities there since July 2005, including operating officer, manager of the president’s office and corporate auditor. From June 2007 to June 2008, Mr. Watanabe served as the Corporate Auditor for SJ Holdings, Inc., a provider of information services such as system development and provision of system-related consulting and maintenance support services. From April 2000 to April 2005, Mr. Watanabe served as the executive director for TCC Inc., a power conversion company specializing in high quality connectors and adapters for the RF connector industry. Mr. Watanabe graduated in 1966 from Chuo University Faculty of Commerce in Japan.

Douglas MacLellan, Director. Mr. MacLellan currently serves as chairman of eWellness Healthcare Corporation (OTCQB: EWLL), a distance monitored physical therapy telemedicine company. Until April 2014, he was chairman and chief executive officer at Radient Pharmaceuticals Corporation, a vertically integrated specialty pharmaceutical company, and also serves as president and chief executive officer for the MacLellan Group, an international financial advisory firm established in 1992, where he advises clients on strategic planning, operational activities, corporate finance, economic policy, asset allocation and mergers & acquisitions. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and co-founder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also a co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economic and international relations.

Chang Qiu, Director. Mr. Qiu has served as a Principal of Sansar Capital Management since 2007. From 2001 through 2007, Mr. Qiu served as the Founder, Managing Director and Senior Equity Analyst of Forun Technologies. Prior to that, Mr. Qiu worked at IBM and other organizations in business and research functions. Mr. Qiu received an MBA degree from Columbia Business School, a Ph.D degree from Colorado School of Mines, and a bachelor’s degree from Wuhan University, China.

The business experience during at least the last five years of the Company’s executive officers not included above is as follows:

Zhige Zhang, Chief Financial Officer and Treasurer. Mr. Zhang has served as Chief Financial Officer of ChinaNet since January 2009. Prior to that role, from January 2008 to January 2009, Mr. Zhang served as Executive Director of ChinaNet Online Media Group Limited. From January 2007 to December 2007, Mr. Zhang was Director and Vice President of Fu Jian Rong Ji Software Limited Corporation, a software company. From August 2002 to December 2006, Mr. Zhang acted as Chief Operating Officer of Beijing HSHZ Information System Engineering Company, a computer technology company. Mr. Zhang holds a degree in industry design from Guilin University of Electronic Technology.

Ken Jenfeng Wu, Chief Information Officer. Mr. Wu has served as our Chief Information Officer since February 2015. From 2012 to 2014, Mr. Wu served as the Managing Director of Trussti Technologies Pte Ltd. From 2010 to 2012, Mr. Wu served as the Chief Technology Officer of Blackwell Global Investments (Cyprus) Limited. Mr. Wu holds a Bachelor of Computer Science and Engineering from Tatung University, Taiwan.

No director or executive officer is related to any other director or executive officer.

The Board has determined that Watanabe Mototake, Zhiqing Chen, Douglas MacLellan and Chang Qiu are “independent” under the current independence standards of Rule 5605(a)(2) of NASDAQ rules and meet the criteria set forth in Rule 10A(m)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Operations

Board Leadership Structure

Mr. Handong Cheng holds the positions of chief executive officer and chairman of the Board of the Company. The Board believes that Mr. Cheng’s services as both chief executive officer and chairman of the Board is in the best interest of the Company and its shareholders. Mr. Cheng possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company in the advertising and media industry and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees and customers.

The Board has not designated a lead director. Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

Director Qualifications

The Company seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of its businesses. The Company also seeks directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees. We believe that all of our directors meet the foregoing qualifications.

The Nominating and Corporate Governance Committee and the Board believe that the leadership skills and other experience of the Board members, as described below, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Handong Cheng. Mr. Cheng is the founder of the Company and has been serving the franchise and advertising media industries for more than ten years. In 2003, he participated in the establishment of Beijing ChinaNet Online Advertising limited and Business Opportunity Online (Beijing) Networking Technology Ltd. (www.28.com), an entity engaged in operational, administration and management activities. Mr. Cheng has contributed to the Board’s strong leadership and vision for the development of the Company.

George Kai Chu. Mr. Chu has been our Chief Operating Officer and Secretary since May 2010. Mr. Chu has years of experience in capital markets, financial and business management.

Douglas MacLellan. Mr. MacLellan has been working in China since 1983 and has experience with joint venture and wholly-foreign owned enterprise structuring. In addition, Mr. MacLellan has nearly twenty years of active audit committee chair experience.

Zhiqing Chen. Mr. Chen contributes to the Board extensive legal knowledge with respect to foreign investments and mergers and acquisitions. Mr. Chen also has experience working with PRC enterprises and international corporations.

Mototake Watanabe. Mr. Watanabe has nearly twenty years of experience in management, finance, business strategy and audit.

Chang Qiu. Mr. Qiu has extensive experience working with PRC enterprises and international corporations. Mr. Qiu contributes to the Board his knowledge with respect to foreign investments, business strategy and corporate finance.

Meetings of the Board of Directors

The Board held five meetings during 2015. During 2015, no director attended fewer than 75% of the meetings of the Board and Board committees of which the director was a member.

The Company’s directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. The Company’s directors are expected to attend annual meetings of shareholders, but we do not have a formal policy requiring them to do so. All of our directors attended the 2015 annual meeting of shareholders.

Code of Ethics

The Company adopted a Code of Ethics applicable to its directors, officers and employees on December 21, 2009. The Code of Ethics is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the Company files or submits to the Securities and Exchange Commission and others. A printed copy of the Code of Ethics may be obtained free of charge by writing to us at our headquarters located at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195 or on our website, www.chinanet-online.com.

Board Committees

The Board has a standing audit, compensation, and nominating and corporate governance committee, comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.chinanet-online.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function and internal control over financial reporting. The Audit Committee held four meetings during 2015.

The members of the Audit Committee are Douglas MacLellan, Chair, Zhiqing Chen and Mototake Watanabe. The Board has determined that Douglas MacLellan is an audit committee financial expert, as defined in the Exchange Act.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2015, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•	discussed with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed on April 14, 2016.

Douglas MacLellan, Chair

Zhiqing Chen

Mototake Watanabe

Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. Neither the Company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. The Compensation Committee held one meeting during 2015.

The members of the Compensation Committee are Douglas MacLellan, Chair, Zhiqing Chen and Mototake Watanabe.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the Board’s effectiveness. The Nominating and Corporate Governance Committee did not hold any meetings during 2015.

The members of the Nominating and Corporate Governance Committee are Zhiqing Chen, Chair, Douglas MacLellan and Mototake Watanabe.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or shareholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Shareholder Communications

Shareholders can mail communications to the Board, c/o Secretary, ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company. Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2015, all such reports were filed timely.

Executive Compensation

Compensation of Executive Officers

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation of our executive officers.

Elements of Compensation

Our executive officers receive a base salary to compensate them for services rendered during the year. In additional to their base salary, we also provide equity incentives to attract and retain executive talent for the Company’s continued success.

Base Salary and Bonus. The value of base salary and bonus for each our executive reflects his skill set and the market value of that skill set in the sole discretion of the Board of Director.

Equity Incentives. The ChinaNet Online Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) provides for the granting of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, tandem stock appreciation rights, unrestricted stock awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided therein (the “Awards”). Certain Awards are intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code (the “Code”).

Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the two fiscal years in the period ended December 31, 2015.

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total
Handong Cheng (Principal Executive Officer)	2015	35,174	780,000	51,583	866,757
	2014	37,898	780,000	-	817,898
Zhige Zhang (Principal Financial Officer)	2015	32,512	-	-	32,512
	2014	32,803	-	-	32,803
George Kai Chu (Chief Operating Officer and Secretary)	2015	31,491	780,000	43,197	854,688
	2014	32,444	780,000	-	812,444

(1)	The aggregate grant date fair value of the restricted stock awarded to each named executive officer is computed in accordance with FASB ASC Topic 718.
(2)	The aggregate grant date fair value of the options awarded to each executive officer is computed in accordance with FASB ASC Topic 718. One-third of the options were vested when awarded, an additional one-third of the options will be vested on the first anniversary of the date of grant and the remaining one-third of the option will be vested on the second anniversary of the date of grant. The exercise price of the options was $0.84 per share and the options will expire on September 14, 2020.

Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Employment Agreements

We, through Rise King Century Technology Development (Beijing) Co., Ltd., our indirect wholly owned subsidiary (“Rise King WFOE”), or Business Opportunity Online (Beijing) Network Technology Co., Ltd. (Business Opportunity Online”) or Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”), our indirect wholly owned Variable Interest Entities, entered into a standard employment contract with our executive officers from April 1, 2009 or the actual employment start date, if later, for a set period of years. According to these contracts, these executive officers will devote substantially all of his/her time to the service of the Company and may not compete directly or indirectly with us. These executive officers also agreed that in the event that his/her employment with us is terminated, for a period of two year following the date of his/her termination of employment, he/she will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which we were acquainted during the term of his employment with us. Subject to certain exceptions, either party may terminate the employment agreement upon 30 days prior written notice. Before April 1, 2009, we did not have any employment agreements with any of our executive officers.

The Company does not have change-in-control agreements with any of its directors or executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Handong Cheng (Principal Executive Officer)	59,840	-	-	1.20	November 29, 2021	-	-	-	-
	82,833	165,667	-	0.84	September 14, 2020	-	-	-	-
	-	-	-	-	-	666,667	373,334	-	-
Zhige Zhang (Principal Financial Officer)	16,500	-	-	1.20	November 29, 2021	-	-	-	-
George Kai Chu (Chief Operating Officer and Secretary)	7,740	-	-	1.20	November 29, 2021	-	-	-	-
	69,367	138,733	-	0.84	September 14, 2020
	-	-	-	-	-	666,667	373,334	-	-

(1)	The aggregate market value of shares or units of stock that have not vested is computed based on the closing bid price of the Company’s common stock on June 27, 2016, which is $0.56 per share, as reported on the Nasdaq Capital Market.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2015.

FISCAL 2015 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Douglas MacLellan	60,000	-	-	-	-	-	60,000

Zhiqing Chen	6,000	-	-	-	-	-	6,000

Mototaka Watanabe	6,000	-	-	-	-	-	6,000

Chang Qiu	-	-	-	-	-	-	-

Certain Relationships and Related Transactions

It is Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal shareholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Marcum Bernstein & Pinchuk LLP as independent accountants for fiscal 2016. Representatives of Marcum Bernstein & Pinchuk LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the shareholders fail to ratify the selection of Marcum Bernstein & Pinchuk LLP, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Services and Fees of Independent Accountants

Marcum Bernstein & Pinchuk LLP served as the Company’s independent accountants for fiscal 2015. Aggregate fees billed to the Company by Marcum Bernstein & Pinchuk LLP during the fiscal years ended December 31, 2015 and 2014 were as follows:

Fees	2015	2014
Audit Fees	$241,150	$230,000
Audit Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$10,000	$8,500
Total	$251,150	$238,500

Audit Fees

This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees

This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees

This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees

This category consists of professional services rendered for products and services provided, other than the services reported above under Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee must pre-approve all audit, review, attest and permissible non-audit services (including any permissible internal control-related services) to be provided to the company or its subsidiaries by the independent auditors. The Audit Committee may establish pre-approval policies and procedures in compliance with applicable SEC rules. All services described under the caption Services and Fees of Independent Accountants were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

PROPOSAL 3

APPROVAL TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

Purpose of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one (1) share for a to-be-determined number of shares within a spectrum of two (2) to eight (8) shares, so that, subject to the discretion of the Board of Directors, every two (2) to eight (8) outstanding shares of Common Stock before the stock split shall represent one (1) share of Common Stock after the stock split with all fractional shares rounded up to the next whole share (the “Reverse Split”). The Company’s shareholders are voting to give the Board of Directors discretion in ultimately selecting what the reverse stock split ratio will be. The Board of Directors believes that our Common Stock is undervalued and that the Reverse Split will allow the Company’s Common Stock to trade in a more realistic price range.

Additionally, the Board believes that the Reverse Split could help maintain the Company’s listing on The NASDAQ Capital Market. On September 8, 2015, the Company received a letter from NASDAQ notifying the Company that, based on the previous thirty (30) consecutive business days, the Company’s listed security no longer met the minimum $1.0 bid price per share requirement. Therefore, in accordance with NASDAQ listing rules, the Company was provided 180 calendar days, or until March 7, 2016, to regain compliance. The Company’s stock did not regain compliance with the minimum $1.0 bid price per share requirement by March 7, 2016. However, NASDAQ determined that the Company was eligible for an additional 180 calendar day period, or until September 6, 2016, to regain compliance. NASDAQ’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

Given the receipt of such a deficiency letter from NASDAQ, the Board believes it is in the best interests of the Company and its shareholders to effect the Reverse Split to increase the market price of the Company’s Common Stock so that the Company is able to regain compliance with NASDAQ listing rules.

Certain Risks Associated With the Reverse Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed two (2) to eight (8) times the market price of the Common Stock prior to the Reverse Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. We cannot provide any assurance that the Company’s Common Stock will meet The NASDAQ Capital Market continued listing requirements following the Reverse Split. The market price of the Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.

In addition, there can be no assurance that the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Principal Effects of the Reverse Split

Subject to the discretion of the Board of Directors, on the effective date of the Reverse Split, each two (2) to eight (8) shares of our Common Stock issued and outstanding immediately prior to the Reverse Split effective date (the “Old Shares”) will automatically and without any action on the part of the shareholders be converted into one (1) share of our Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a one-for-four reverse stock split.

Corporate Matters. The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of June 20, 2016:

•	in the case of a one-for-four reverse stock split, every four (4) of our Old Shares owned by a shareholder would be exchanged for one (1) New Share; and

•	the number of shares of our Common Stock issued and outstanding will be reduced from 30,395,722 shares to approximately 7,598,930 shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our shareholders owning a fractional share. As described below, shareholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one (1) for four (4) reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the shareholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants. All outstanding options, warrants, notes, debentures and other securities convertible to Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one-for-four ratio.

Authorized Shares. The Company is presently authorized under its Articles of Incorporation to issue 50,000,000 shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

Accounting Matters. The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Split ratio (that is, in a one-for-four reverse stock split, the stated capital attributable to our Common Stock will be reduced to 1/4 of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and shareholders. Other than the Reverse Split, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

The number of shares held by each individual shareholder will be reduced if the Reverse Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. If the proposed Reverse Split is implemented, our Common Stock will continue to be reported on The NASDAQ Capital Market under the symbol “CNET” (although NASDAQ will add the letter “D” to the end of the trading symbol for a period of twenty (20) trading days to indicate that the Reverse Split has occurred). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting a Reverse Split

The Reverse Split will be accomplished by amending the Company’s Articles of Incorporation to effect the split. The Reverse Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada (which we refer to as the “Effective Time”) following the affirmative vote of the Company’s shareholders at the Annual Meeting. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Split to a current shareholder of the Company that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (sometimes referred to herein as a “U.S. shareholder”), and who holds stock of the Company as a “capital asset,” as defined in Section 1221 of the Code. This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split. Tax considerations applicable to a particular shareholder will depend on that shareholder’s individual circumstances. The discussion does not address the tax consequences that may be relevant to particular categories of shareholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities). The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock of the Company through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

No gain or loss should be recognized by a U.S. shareholder upon such shareholder’s deemed exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split should be the same as such shareholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such shareholder in the Old Shares.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular shareholder may be affected by matters not discussed herein, shareholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Dissenters’ Rights of Appraisal

We are a Nevada corporation and are governed by the Nevada Revised Statutes. Holders of the Company’s Common Stock will not have appraisal or dissenter’s rights under Nevada law in connection with the Reverse Split.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other shareholders of ours.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT.

OTHER INFORMATION

The Company’s 2015 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to Handong Cheng, Chief Executive Officer, ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195.

Other Matters to Be Presented at the Annual Meeting

The Company is not aware any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

Shareholder proposals intended to be included in the proxy statement for the 2017 annual meeting must be received by Company within a reasonable time before the Company prints and mails its proxy statement for the 2017 annual meeting, which is anticipated to occur on or about May 15, 2017.

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng Chairman of the Board, Chief Executive Officer and President

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1 Handong Cheng	☐	☐	☐
2 George Chu	☐	☐	☐
3 Watanabe Mototake	☐	☐	☐
4 Zhiqing Chen	☐	☐	☐
5 Douglas MacLellan	☐	☐	☐
6 Chang Qiu	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3..

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000295548_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CHINANET ONLINE HOLDINGS, INC. TO BE HELD ON AUGUST 2, 2016

This proxy is solicited on behalf of the Board of Directors

Handong Cheng, Zhige Zhang and George Kai Chu and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of ChinaNet Online Holdings, Inc. that the undersigned would be entitled to vote, if personally present, at the 2016 annual meeting of stockholders and any adjournment thereof

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, and 3. The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

Continued and to be signed on reverse side

0000295548_2 R1.0.1.25